FIRST AMENDMENT TO CREDIT AGREEMENT, SECURITY AGREEMENT AND SUBSIDIARY GUARANTY
This FIRST AMENDMENT TO CREDIT AGREEMENT, SECURITY AGREEMENT AND SUBSIDIARY GUARANTY, dated as of August 9, 2013 (this “Amendment”), is by and among (a) EMMIS COMMUNICATIONS CORPORATION (the “Parent”), an Indiana corporation, (b) EMMIS OPERATING COMPANY (the “Borrower”), an Indiana corporation, (c) JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) and (d) certain Lenders (as defined in the Credit Agreement defined below) party to that certain Credit Agreement, dated December 28, 2012 (the “Credit Agreement”) and to that certain Security Agreement, dated December 28, 2012 (the “Security Agreement”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement, and if not defined therein, in the Security Agreement.
WHEREAS, the Borrower and the Parent desire to modify certain terms and conditions of the Credit Agreement, the Security Agreement and the Subsidiary Guaranty as specifically set forth in this Amendment;
WHEREAS, the Credit Parties have formed TAGSTATION, LLC, an Indiana limited liability company (“TagStation” or the “New Subsidiary”) as a Wholly-Owned Subsidiary;
WHEREAS, the Credit Parties have formed NEXTRADIO, LLC, an Indiana limited liability company and desire to designate such entity as an Excluded Subsidiary;
WHEREAS, the parties hereto desire to add the New Subsidiary as a “Subsidiary Guarantor” under the Credit Agreement, as a “Grantor” under the Security Agreement, as a “Guarantor” under the Subsidiary Guaranty and as a “Pledgor” under the Pledge Agreement; and
WHEREAS, the Borrower and certain of its Affiliates desire to license certain intellectual property to be contributed to TagStation through one or more Affiliates for the purpose of enabling radio broadcasting and related advertising services on certain smartphone or other mobile devices.
NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Parent and the Lenders hereby agree as follows:
§1.Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
A.    The defined term “Excluded Subsidiaries” in Section 1.01 of the Credit Agreement is hereby amended by replacing “Emmis New York Radio License LLC and Emmis New York Radio LLC,” in clause (b) thereof with “Emmis New York Radio License LLC, Emmis New York Radio LLC and any NextRadio License Subsidiary,”
B.    The defined term “Financial Subsidiaries” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Financial Subsidiaries” means any Subsidiary of the Borrower (including, without limitation, the Excluded Subsidiaries) other than (i) Emmis Radio License Corporation of New York, a California corporation, and each of its Subsidiaries and (ii) any NextRadio License Subsidiary. Notwithstanding anything to the contrary contained herein and for the avoidance of doubt, it is understood and agreed that with respect to any financial or numerical calculation herein (including, without limitation, Consolidated Net Income) in reference to Financial Subsidiaries, such calculation with respect to the Austin Partnership, RAM and any other Non-Wholly Owned Subsidiary shall be calculated only to the extent of the Borrower’s and the Subsidiaries’ aggregate equity percentage of ownership in the Austin Partnership, RAM or such Non-Wholly Owned Subsidiary, as applicable.
C.    Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order:
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Subsidiary Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Subsidiary Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Subsidiary Guarantor becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“NextRadio License Agreements” means any intellectual property license agreement entered into between TagStation, LLC and a NextRadio License Subsidiary from time to time, in form and substance reasonably satisfactory to the Administrative Agent (provided that a license agreement substantially in the form attached hereto as Exhibit B shall be deemed to be reasonably satisfactory to the Administrative Agent), providing for a non-exclusive, non-transferrable license from TagStation, LLC to such NextRadio License Subsidiary to use the TagStation IP within the United States of America, including its territories and possessions.
“NextRadio License Subsidiary” means NextRadio, LLC, an Indiana limited liability company, and any other subsidiary of TagStation, LLC formed for the purpose of entering into a NextRadio License Agreement as licensee thereunder.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Subsidiary Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“TagStation Transaction Documents” means, collectively, the NextRadio License Agreements, the TagStation International License Agreements, the TagStation IP Escrow Agreement, the TagStation Call Option Agreement and any other documents or instruments executed in connection therewith.
“TagStation Call Option Agreement” means any agreement, in form and substance reasonably satisfactory to the Administrative Agent (provided that a call option agreement the terms of which are substantially in accordance with the governance plan attached hereto as Exhibit C shall be deemed to be reasonably satisfactory to the Administrative Agent), whereby Emmis Radio, LLC grants certain members of the United States radio industry a right, but not the obligation, to purchase all of the equity interests owned by Emmis Radio, LLC in TagStation, LLC at a price equal to the greater of (i) the fair market value (determined by an appraisal process) of such equity interests in TagStation, LLC, net of payments made or to be made by members of the United States radio industry to fund payments to wireless carriers for enabling FM receivers in wireless devices or (ii) two times the costs incurred by Emmis Radio, LLC and its affiliates (prior to the second anniversary of the commencement of the first agreement between a NextRadio License Subsidiary and a wireless carrier) in connection with the creation and operation of the TagStation Software, the NextRadio App, TagStation, LLC and the NextRadio License Subsidiaries (as determined by an appraisal process based upon evidence provided by Emmis Radio, LLC).
“TagStation International License Agreements” means any intellectual property license agreement entered into between TagStation, LLC and any Subsidiary (including, without limitation, Foreign Subsidiaries) from time to time, in form and substance reasonably satisfactory to the Administrative Agent, providing for an exclusive, royalty-free, perpetual license from Tag Station, LLC to such Subsidiary to use the TagStation IP outside the United States of America, including its territories and possessions.
“TagStation IP” means any and all intellectual property contributed to or otherwise owned by TagStation, LLC related to the software program and related business commonly known as TagStation, and the software application and related businesses commonly known as NextRadio.
“TagStation IP Escrow Agreement” means any agreement between TagStation, LLC and a third-party intellectual property warehousing provider, in form and substance reasonably satisfactory to the Administrative Agent, providing for the warehousing of the TagStation IP Source Code for the benefit of certain parties under the TagStation Transaction Documents on terms reasonably customary for such third-party intellectual property escrow agreements.

“TagStation IP Source Code” means any computer source code comprising part of the TagStation IP.

D.    The defined term “Obligations” in Section 1.01 of the Credit Agreement is hereby amended by adding the following proviso at the end of such definition:
“provided, however, that the definition of ‘Obligations’ shall not create any guarantee by any Subsidiary Guarantor of (or grant of security interest by any Subsidiary Guarantor to support, as applicable) any Excluded Swap Obligations of such Subsidiary Guarantor for purposes of determining any obligations of any Subsidiary Guarantor.”
E.    The defined term “Permitted Encumbrances” in Section 1.01 of the Credit Agreement is hereby amended by replacing the “; and” at the end of clause (g) thereof with “;”, replacing the “.” at the end of clause (h) thereof with “;” and adding two new clauses (i) and (j) to the end thereof read as follows:
“(i) Liens, licenses, or other restrictions or encumbrances on the TagStation IP Source Code pursuant to the TagStation IP Escrow Agreement; and”

“(j) Liens, licenses, or other restrictions or encumbrances pursuant to the TagStation Call Option Agreement.”

F.    Section 6.03(c) of the Credit Agreement is hereby amended by replacing the “; and” at the end of clause (iii) thereof with “;”, replacing the “.” at the end of clause (iv) thereof with “; and” and adding a new clause (v) thereof to read as follows:
“(v) Asset Dispositions pursuant to the TagStation Call Option Agreement; provided that true and complete copies of the executed TagStation International License Agreements have been delivered to the Administrative Agent prior to any such Asset Disposition; provided, further, for the avoidance of doubt, it is understood and agreed that all such Asset Dispositions (and any Asset Dispositions of the TagStation IP) shall be subject to Section 2.11(c)(i)”

G.    Section 6.08 of the Credit Agreement is hereby amended by replacing the word “and” at the end of clause (d) thereof with “;”, replacing the “.” at the end of clause (e) thereof with “;” and inserting a new clause (f) at the end thereof as follows:
“(f) transactions pursuant to the TagStation Transaction Documents.”

§2.    Amendment to Security Agreement. The Security Agreement is hereby amended as follows:
A.    The defined term “Excluded Assets” in Section 1 of the Security Agreement is hereby amended and restated in its entirety as:
“Excluded Assets” means (i) any lease, license, permit or any other contract, document, instrument or agreement (collectively, “Contracts Collateral”) to which a Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (a) the abandonment, invalidation or unenforceability of any right, title or interest of the Grantor therein, (b) a violation of a valid and enforceable restriction in respect of such Contracts Collateral (1) contained in the documents evidencing or constituting such Contracts Collateral, in favor of the other party to such Contracts Collateral or (2) under any law, regulation, permit, order or decree of any Governmental Authority, in each case unless and until all required material consents shall have been obtained or (c) a breach or termination (or result in any party thereto having the right to terminate) pursuant to the terms of, or a default under, such Contracts Collateral (other than, in each case, to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code or any other applicable law or principles of equity), provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation, unenforceability or breach or termination, as the case may be, shall be remedied and, to the extent severable, shall attach immediately to any portion of such Contracts Collateral that does not result in any of the consequences specified in the immediately preceding clause (a), (b) or (c) including, without limitation, any proceeds of such Contracts Collateral and (ii) the TagStation IP.
B.    Section 4.7 of the Security Agreement is hereby amended by adding the following proviso at the end thereof:
“Notwithstanding the foregoing, amounts received from any Credit Party that is not a Qualified ECP Guarantor shall not be applied to the Secured Obligations that are Excluded Swap Obligations.”

§3.    Amendment to Subsidiary Guaranty. The Subsidiary Guaranty is hereby amended as follows:
A.    The following new Section 24 is hereby inserted in the Subsidiary Guaranty that reads as follows:
24. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 24 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 24 or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 24 shall remain in full force and effect until payment in full of all Liabilities (other than contingent indemnity obligations which have not been asserted) and other amounts payable under this Guaranty and until the Facility Documents are no longer in effect. Each Qualified ECP Guarantor intends that this Section 24 constitute, and this Section 24 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

§4.    Conditions to Effectiveness. This Amendment shall become effective as of the date set forth above upon the receipt subject to the satisfaction or waiver by the Administrative Agent on behalf of the Required Lenders of the following conditions precedent (the “Amendment Effective Date”):

A.    each of the representations and warranties set forth in Section 4 of this Amendment shall be true and correct in all material respects as of the date of this Amendment;
B.    the Administrative Agent shall have received a counterpart signature page to this Amendment, duly executed and delivered by the Borrower, the Parent, each Subsidiary Guarantor and the Required Lenders;
C.    the Administrative Agent shall have received an amendment fee letter, duly executed and delivered by the Borrower, in form and substance satisfactory to the Administrative Agent;
D.    the Administrative Agent shall have received a final executed copy of the Wireless Data and Application Agreement entered into between Sprint/United Management Company and NextRadio LLC, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent;
E.    the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the New Subsidiary, the authorization of the transactions contemplated hereunder and under the Credit Documents, the incumbency of their respective authorized officers and any other legal matters relating to the New Subsidiary, this Amendment or the transactions contemplated hereunder and under the Credit Documents, all in form and substance satisfactory to the Administrative Agent and its counsel;
F.    the Administrative Agent shall have received the results of a recent Lien search in the jurisdictions where assets of the New Subsidiary are located, and such searches shall reveal no Liens on any of the assets of the New Subsidiary except for Liens permitted by Section 6.02 of the Credit Agreement;
G.    the execution and delivery by the Subsidiary Guarantors of an Affirmation of Guaranty and Collateral Documents in the form of Exhibit A hereto; and
H.    the Administrative Agent shall have received evidence, satisfactory to the Administrative Agent, that the Borrower has paid all fees and, to the extent billed, expenses payable by the Borrower hereunder on the Amendment Effective Date.
§5.    New Subsidiary Covenant. The Borrower shall comply (or cause the New Subsidiary to comply) with the provisions of Section 5.13 of the Credit Agreement applicable to newly formed Subsidiaries and execute and deliver the documentation required pursuant thereto (including, without limitation, executing and delivering a joinder to the Credit Agreement, Security Agreement, Pledge Agreement and Subsidiary Guaranty) on or before August 11, 2013, all such documentation in form and substance reasonably satisfactory to the Administrative Agent. Failure to comply with this Section 5 shall be an immediate Event of Default.
§6.    Representations and Warranties. The Parent and the Borrower each hereby represents and warrants to the Administrative Agent and the Lenders as follows:
A.    Representations and Warranties. Each of the representations and warranties contained in Article III of the Credit Agreement and Section 2 of the Security Agreement were true and correct in all material respects (except to the extent such representations and warranties are already qualified by materiality, in which case, such representations and warranties were true and correct in all respects) when made, and, after giving effect to this Amendment, are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties are already qualified by materiality, in which case, such representations and warranties are true and correct in all respects), except to the extent that such representations and warranties relate specifically to a prior date, then such representations and warranties are true and correct in all material respects on and as such earlier date (except to the extent such representations and warranties are already qualified by materiality, in which case, such representations and warranties are true and correct in all respects).
B.    Enforceability. The execution and delivery by the Borrower and the Parent of this Amendment, and the performance by the Borrower and the Parent of this Amendment, the Credit Agreement and the Security Agreement are within the corporate authority of each of the Borrower and the Parent and have been duly authorized by all necessary corporate proceedings. This Amendment, the Credit Agreement and the Security Agreement constitute valid and legally binding obligations of each of the Borrower and the Parent, enforceable against it in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights in general.
C.    No Default or Event of Default. No Default or Event of Default has occurred and is continuing, and after giving effect to this Amendment, no Default or Event of Default will result from the execution, delivery and performance by the Parent and the Borrower of this Amendment or from the consummation of the transactions contemplated herein.
§7.    No Other Amendments, etc. Except as expressly provided in this Amendment, (a) all of the terms and conditions of the Credit Agreement and the other Credit Documents remain unchanged and (b) all of the terms and conditions of the Credit Agreement and the other Credit Documents are hereby ratified and confirmed and remain in full force and effect. Nothing herein shall be construed to be an amendment, consent or a waiver of any requirements of the Parent, the Borrower or of any other Person under the Credit Agreement and the other Credit Documents except as expressly set forth herein. Nothing in this Amendment shall be construed to imply any willingness on the part of any Lender to grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement and the other Credit Documents. Upon the effectiveness of this Amendment, each reference in the Credit Agreement, the Security Agreement and the Subsidiary Guaranty to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement, the Security Agreement and the Subsidiary Guaranty, as applicable, as amended hereby. For the avoidance of doubt, this Amendment shall constitute a “Credit Document” under the Credit Agreement and each other Credit Document.
§8.    Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.03(a) of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.
§9.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.
§10.    Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
§11.    Governing Law; Captions. This Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of New York. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.
IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

The Borrower:

EMMIS OPERATING COMPANY

By:	/s/ J. Scott Enright
	Name:	J. Scott Enright
	Title:	Executive Vice President,
General Counsel and Secretary

The Parent:

EMMIS COMMUNICATIONS CORPORATION

By:	/s/ J. Scott Enright
	Name:	J. Scott Enright
	Title:	Executive Vice President,
General Counsel and Secretary

Required Lenders:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Thomas W. Harrison
	Name:	Thomas W. Harrison
	Title:	Senior Vice President
Authorized Officer

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Marshall T. Mangum, III
	Name:	Marshall T. Mangum, III
	Title:	Duly Authorized Signatory

FIFTH THIRD BANK

By:	/s/ William Krummen
	Name:	William Krummen
	Title:	Vice President

ADMINISTRATIVE AGENT

JP MORGAN CHASE BANK, N.A.

By:	/s/ Thomas W. Harrison
	Name:	Thomas W. Harrison
	Title:	Senior Vice President
Authorized Officer

EXHIBIT A
AFFIRMATION OF GUARANTY AND COLLATERAL DOCUMENTS
Each of the undersigned (collectively, the “Subsidiary Guarantors”) acknowledges receipt of a copy of that certain First Amendment to Credit Agreement, Security Agreement and Subsidiary Guaranty dated as of the date hereof (the “Amendment”) relating to the Credit Agreement dated as of December 28, 2012, the “Credit Agreement”) referred to therein, consents to the Amendment and each of the transactions referenced therein, hereby reaffirms its obligations under the Subsidiary Guaranty and each Collateral Document to which it is a party and agrees that all references in any such other Credit Document to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended by the Amendment. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement, as amended by the Amendment. Although the Subsidiary Guarantors have been informed of the matters set forth herein and have acknowledged and consented to same, each Subsidiary Guarantor understands that neither the Administrative Agent nor any Lender has any obligation to inform the Subsidiary Guarantors of such matters in the future or to seek any Subsidiary Guarantor’s acknowledgment or consent to future amendments or waivers, and nothing herein shall create such a duty.
Dated as of August 9, 2013.
Subsidiary Guarantors:

EMMIS INDIANA BROADCASTING, L.P.,
EMMIS RADIO LICENSE, LLC,
EMMIS RADIO, LLC,
EMMIS LICENSE CORPORATION OF NEW YORK,
EMMIS RADIO LICENSE CORPORATION OF NEW YORK,
EMMIS INTERNATIONAL BROADCASTING CORPORATION,
EMMIS RADIO HOLDING CORPORATION, EMMIS RADIO HOLDING II CORPORATION,
EMMIS PUBLISHING CORPORATION,
LOS ANGELES MAGAZINE HOLDING COMPANY, INC.,
MEDIATEX COMMUNICATIONS CORPORATION,
EMMIS PUBLISHING, L.P.,
ORANGE COAST KOMMUNICATIONS, INC.

By:	/s/ J. Scott Enright
	Name:	J. Scott Enright
	Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT B

CHI:2758801.8
EXHIBIT C